EXHIBIT 10.17

                               NOVOSTE CORPORATION

                      NON-INCENTIVE STOCK OPTION AGREEMENT

To:   William A. Hawkins III

            We are pleased to notify you that, by the determination of the Stock Option and Compensation Committee (the "Committee") of Novoste Corporation (the "Company"), a non-incentive stock option to purchase 100,000 shares of the common stock, $.01 par value per share ("Common Stock"), of the Company at a price of $24.00 per share has this 10th day of April 1998 been granted to you under the Company's Amended and Restated Stock Option Plan (the "Plan"), subject to the commencement of your employment with the Company by June 1, 1998. This option may be exercised only upon the terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Plan.

            1.  Purpose of Option.

            The purpose of the Plan under which this option has been granted is to provide incentives for selected employees, officers, consultants and independent contractors to contribute materially to the success of the Company (or any Parent, Subsidiary or Affiliate of the Company) by obtaining a proprietary interest in the Company through the ownership of stock, thereby providing such persons with an added incentive to promote the long-term financial success and progress of the Company, including the growth in value of the Company's equity and enhancement of long-term shareholder return. The Plan is further intended to afford the Company and any Parent, Subsidiary or Affiliate of the Company a means of attracting to its service persons of outstanding ability.

            2.  Acceptance of Option Agreement.

            Your execution of this non-incentive stock option agreement will indicate your acceptance of and your willingness to be bound by its terms; it imposes no obligation upon you to purchase any of the shares subject to this option. Your obligation to purchase shares can arise only upon your exercise of this option in the manner set forth in Section 4 hereof.

            3.  When Option May Be Exercised.

            This option shall be exercisable in full upon the first to occur of the following:

            (i) the date (the "Trigger Date") on which the average closing sale price of the Common Stock for 20 consecutive trading days (on the principal market on which the shares of Common Stock are listed or admitted to trading) shall be equal to or greater than $48.00 per share, other than by reason of the announcement of a Change of Control of the Company on or before June 1, 1999, provided the Trigger Date occurs prior to June 1, 2001;


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            (ii) the date of your termination of employment with the Company for
Good Reason (as defined in the Employment Agreement, dated April 23, 1998, between the Company and you (the "Employment Agreement")); or

            (iii) June 1, 2003.

            This option may not be exercised for less than 100 shares at any one time (or the remaining shares then purchasable if lower) and expires at the end of 10 years from the date of grant whether or not it has been duly exercised, unless sooner terminated as provided in Section 6 hereof.

            4.  How Option May Be Exercised.

            This option is exercisable by a written notice signed by you and delivered to the Company at its executive offices, signifying your election to exercise this option. The notice must state the number of shares of Common Stock as to which your option is being exercised, and contain a statement by you (in a form acceptable to the Company) that such shares are being acquired by you for investment and not with a view to their distribution or resale (unless a registration statement covering the shares purchasable has been declared effective by the Securities and Exchange Commission) and must be accompanied by payment pursuant to Section 5 hereof for the full purchase price of the shares being purchased.

            If notice of the exercise of this option is given by a person or persons other than you, the Company may require, as a condition to the exercise of this option, the submission to the Company of appropriate proof of the right of such person or persons to exercise this option.

            Certificates for shares of the Common Stock so purchased will be issued as soon as practicable. The Company, however, shall not be required to issue or deliver a certificate for any shares until it has complied with all requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any stock exchange on which the Company's Common Stock may then be listed and all applicable state laws in connection with the issuance or sale of such shares or the listing of such shares on said exchange. The Company may cause each certificate evidencing the purchased Common stock to be endorsed with one or more legends setting forth the restrictions on transfer of such Common Stock. Until the issuance of the certificate for such shares, you or such other person as may be entitled to exercise this option, shall have none of the rights of a shareholder with respect to shares subject to this option.

            5.  Payment of Options.

            The exercise price shall be payable in cash or by tendering shares of Common Stock (by either actual delivery of shares or by attestation, with such shares valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee; provided, however, any such tendering shares, if purchased upon exercise of a stock option, shall have been held for more than 6 months.


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            6. Death, Disability or Termination of Employment.

            If your employment with the Company is terminated for any reason, including without limitation by reason of your death or disability (as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")), you (or in the event of your death, your legatee or legatees under your Last Will, or your personal representatives or distributees) may exercise, within 6 months from the date of such termination (but in no event later than the date of expiration of this option), that portion of this option which was exercisable by you at the date of such termination (including, if applicable, that portion of your option exercisable upon the occurrence of the events described in Section 3 hereof).

            7. Transferability of Options.

            Except to your Family Group (as defined below), this option is not transferable otherwise than by will or the laws of descent or distribution, and is exercisable, during your lifetime, only by you.

            For purposes of this non-incentive stock option agreement, your "Family Group" shall mean your descendants (whether natural or adopted) together with your spouse, parents, siblings and their respective descendants (whether natural or adopted) and any trust solely for the benefit of you and/or such other persons and any partnership or limited liability company, the partners or member of which include one or more individuals within the Family Group.

            8. Withholding Taxes.

            Prior to the issuance to you of any certificates for shares of Common Stock upon your valid exercise of this option, you shall be required to pay or make adequate provision for any federal, state or local withholding obligations of the Company.

            9. Subject to Terms of the Plan.

            This non-incentive stock option agreement shall be subject in all respects to the terms and conditions of the Plan and in the event of any question or controversy relating to the terms of the Plan, the decision of the Committee shall be conclusive.


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            10. Tax Status.

            This option does not qualify as an "incentive stock option" under the provisions of Section 422 of the Code, and the income tax implications of your receipt of a non-incentive stock option and your exercise of such an option should be discussed with your tax counsel.

                                       Sincerely yours,

                                       NOVOSTE CORPORATION


                                       By:
                                           ------------------------------
                                           Thomas D. Weldon
                                           Chief Executive Officer

Agreed to, acknowledged and accepted this _____ day of __________, 1998.


-------------------------------
William A. Hawkins III